SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Collaborative Investment Series Trust
(Name of Registrant as Specified in Its Charter)

Not Applicable
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Rareview Systematic Equity ETF

a series of

Collaborative Investment Series Trust
500 Damonte Ranch Parkway
Building 700, Unit 700
Reno, NV 89521

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held [         ], 2024

Dear Shareholders:

The Board of Trustees of the Collaborative Investment Series Trust (the “Trust”), an open-end management investment company organized as a Delaware statutory trust, has called a special meeting of the shareholders of the Rareview Systematic Equity ETF (the “Fund”), to be held at the offices of the Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215, on [      ], 2024 at 10:00 a.m., Eastern time, for the following purposes:

Proposals		Recommendation of the Board of Trustees
1.	To approve a new subadvisory agreement between Rareview Capital LLC and GST Management, LLC with respect to the Fund.	FOR
2.	To ratify certain subadvisory fee payments made by Rareview Capital LLC to GST Management, LLC.	FOR
3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on [           ], 2024 (“Record Date”) are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [      ], 2024.

By Order of the Board of Trustees

Brad Rundbaken, Secretary
[ ], 2024

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope, by calling the number listed on your proxy card, or by faxing it to the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Rareview Systematic Equity ETF

a series of

Collaborative Investment Series Trust
with its principal offices at
500 Damonte Ranch Parkway
Building 700, Unit 700
Reno, NV 89521

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held [           ], 2024

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of the Collaborative Investment Series Trust (the “Trust”) on behalf of Rareview Systematic Equity ETF (the “Fund”), for use at a Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the offices the Thompson Hine LLP, 41 South High Street, Suite 1700, Columbus, OH 43215 on [        ], 2024 at 10:00 a.m., Eastern time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about [      ] 2024.

The Meeting has been called by the Board for the following purposes:

1.	To approve a new subadvisory agreement between Rareview Capital LLC and GST Management, LLC with respect to the Fund.

2.	To ratify certain subadvisory fee payments made by Rareview Capital LLC to GST Management, LLC.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on [      ], 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual report, including financial statements and schedules, is available at no charge by sending a written request to the Trust, 500 Damonte Ranch Parkway Building 700, Unit 700, Reno, NV 89521 or by calling 1-800-869-1679.

PROPOSAL I

APPROVAL OF A NEW SUBADVISORY AGREEMENT BETWEEN
RAREVIEW CAPITAL, LLC AND GST MANAGEMENT, LLC WITH RESPECT TO THE FUND

The primary purpose of this proposal is to approve a new sub-advisory agreement between the Trust, on behalf of the Fund, and GST Management, LLC (“GST”) as the sub-adviser to the Fund (the “New Subadvisory Agreement”).  GST has served as investment sub-adviser to the Fund since its commencement of operations on January 20, 2020.  Due to a recently discovered administrative oversight at the Trust, the Trust’s Board did not approve the continuation of the initial Subadvisory Agreement (the “Initial Subadvisory Agreement”) between the Trust and the GST prior to its expiration on January 20, 2024.

The Trust uses an administrative calendar for various contract renewal deadlines.  The renewal deadline for the Initial Subadvisory Agreement was incorrectly entered on the administrative calendar.  As a result, the renewal of the Initial Subadvisory Agreement was not included on the Board’s agenda.  Since the oversight occurred, additional procedures have been implemented to prevent future scheduling errors.

The Investment Company Act of 1940, as amended (the “1940 Act”), requires that if an investment advisory agreement is to continue for more than two years from its effective date, such continuance must be specifically approved at least annually by the Board of Trustees (or by vote of a majority of the outstanding voting securities of the Fund).  Consequently, the Trustees are requesting that shareholders approve the New Sub-advisory Agreement to enable GST to continue serving as investment sub-adviser to the Fund.

Under the Initial Sub-Advisory Agreement, GST received a subadvisory fee of 40% of the net investment management fee, payable by the Fund’s adviser. If approved, GST will receive a subadvisory fee of 50% of the net management fee under the New Subadvisory Agreement. Approval of the New Subadvisory Agreement will not raise the fees paid by the Fund or the Fund’s shareholders.  The New Subadvisory Agreement is otherwise similar in all material respects to the Initial Subadvisory Agreement, except that the date of its execution, effectiveness, and termination are changed.  The effective date of the New Subadvisory Agreement will be the date shareholders of the Fund approve the New Subadvisory Agreement.  Under both the Initial Sub-advisory Agreement and the New Subadvisory Agreement, the Fund’s adviser is responsible for paying sub-advisory fees to GST.

As a result of the expiration of the Initial Subadvisory Agreement, GST is presently serving as investment sub-adviser to the Fund without a sub-advisory agreement approved by the Fund’s shareholders as required by the 1940 Act, and GST continues to sub-advise the Fund in accordance with the Fund’s investment objective and principle strategies as disclosed in the Fund’s Prospectus.  The Trustees approved the New Subadvisory Agreement between the Trust, on behalf of the Fund, and GST at meetings held on November 8, 2024 and November 14, 2024 (the “Board Meeting”), subject to shareholder approval.

The New Subadvisory Agreement is attached as Exhibit A. You should read the New Subadvisory Agreement. The description in this Proxy Statement of the New Subadvisory Agreement is only a summary.

Information Concerning GST Management, LLC

GST Management LLC is a Delaware limited liability company registered as an investment adviser. The names and principal occupations of the principal executive officers and shareholders of GST Management, LLC as of the date of this Proxy Statement are set forth below:

Name and Address:	Principal Occupation:
Rod Jones	Managing Member, Chief Investment Officer and Chief Compliance Officer

Consideration and Approval of Subadvisory Agreement between Rareview Capital LLC and GST Management, LLC with respect to the Rareview Systematic Equity ETF

In connection with the special meeting of the Board of Trustees (the “Board”) of Collaborative Investment Series Trust (the “Trust”) held on November 14, 2024 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” as that term is defined in the Investment Company Act of 1940, as amended, discussed the approval of a sub-advisory agreement between Rareview Capital LLC (“Rareview”) and GST Management, LLC dba RegimePilot (“GST”), with respect to the Rareview Systematic Equity ETF (“Systematic Equity ETF”). In considering the approval of the sub-advisory agreement, the Board received materials specifically relating to the sub-advisory agreement.

The Board reviewed and discussed the materials that were provided in advance of the Meeting and deliberated on the approval of the sub- advisory agreement between Rareview and GST. The Board relied upon the advice of independent legal counsel and its own business judgment in determining the material factors to be considered in evaluating the sub-advisory agreement on behalf of Systematic Equity ETF and the weight to be given to each factor considered. The conclusions reached by the Board were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his or her conclusions with respect to the approval of the sub-advisory agreement.

Nature, Extent and Quality of Services. The Board reviewed the background of GST. The Board noted the business experience of the managing member of GST, who was solely responsible for managing the daily operations and providing sub-advisory services to Systematic Equity ETF. The Board observed the services provided by GST, which included the delivery of a complete investment program to the Fund’s adviser based on its global directional long-short model portfolio. The Board reviewed GST’s practices for monitoring compliance, which included monthly records, as well as daily and monthly monitoring. The Board observed that GST underwent an SEC examination in 2022, and it terminated with no deficiencies noted. The Board noted that GST did not report any compliance issues nor any material litigation or administrative action in the past 36 months. The Board concluded that it could expect GST to provide high quality services to Systematic Equity ETF and its shareholders.

Performance. The Board observed that Systematic Equity ETF trailed its benchmark index, MSCI ACWI Index, for the 1-year period ended September 30, 2024, but outperformed the benchmark index since inception. The Board discussed the Fund’s performance and concluded that the performance was acceptable.

Fees and Expenses. The Board observed that GST’s proposed sub-advisory fee for Systematic was 50% of the net advisory fee, to be paid by the Fund’s adviser. The Board noted that Systematic Equity ETF was the only account managed by GST. The Board concluded that the sub-advisory fee was not unreasonable.

Profitability. The Board reviewed the profitability analysis provided by GST for Systematic Equity ETF. The Board observed that GST earned a reasonable profit given the services provided. The Board determined that excessive profitability was not an issue for GST at this time.

Economies of Scale. The Board considered whether GST would expect realized economies of scale with respect to the sub-advisory services provided to Systematic Equity ETF. The Board agreed that this was primarily an adviser-level issue and should be considered with respect to the overall advisory agreement taking into consideration the impact of the sub-advisory expense. The Board concluded that it was unlikely that GST was benefitting from any material economies of scale.

Conclusion. Having requested such information from GST as the Board believed to be reasonably necessary to evaluate the terms of the sub-advisory agreement, and with the advice of independent counsel, the Board determined that approval of the sub-advisory agreement between Rareview and GST was in the best interests of Systematic Equity ETF and its shareholders.

The Board of Trustees of the Trust, including the Independent Trustees, recommends that shareholders of the Fund vote “FOR” approval of the New Subadvisory Agreement.

PROPOSAL II

RATIFICATION OF CERTAIN SUBADVOSRY FEES PAID BY RAREVIEW CAPITAL LLC TO GST MANAGEMENT, LLC

Since the discovery of the oversight that resulted in the expiration of the Initial Sub-advisory Agreement, fees earned by GST had the Initial Sub-advisory Agreement continued in effect, have been paid by the Fund’s adviser to GST.

In connection with the approval of the New Sub-advisory Agreement, the Trustees are requesting that shareholders ratify the payment to GST of the investment subadvisory fees for its service to the Fund from January 20, 2024 until the Meeting is held and the New Sub-advisory Agreement is approved by shareholders. The ratification of payments to GST for its service as the investment sub-adviser to the Fund since January 20, 2024 will not raise the fees paid by the Fund or the Fund’s shareholders.

Evaluation by the Board of Trustees

At its meeting on November 8, 2024, the Board discussed the appropriateness of ratifying the fees paid under the Initial Subadvisory Agreement since January 20, 2024.  The Board recalled that it had approved the Initial Subadvisory Agreement, finding it was in the best interests of shareholders to do so.  The Board also acknowledged that since the expiration of the Initial Subadvisory Agreement, the Fund’s shareholders have received and continue to receive from GST the services described in the Initial Subadvisory Agreement. The Board determined that it would be in the best interest of shareholders to provide continuity of the Fund’s current investment strategy, as implemented by GST.

OTHER INFORMATION

The Fund is a diversified series of the Collaborative Investment Series Trust, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on July 26, 2017. The Trust’s principal executive offices are located at 500 Damonte Ranch Parkway, Building 700, Unit 700, Reno, NV 89521. The Board of Trustees supervises the business activities of the Fund. Like other exchange traded funds, the Fund retains various organizations to perform specialized services. The Fund currently retains Rareview Capital LLC as investment adviser, and GST Management, LLC as sub-adviser. Foreside Fund Services, located at Three Canal Plaza, Suite 100, Portland, ME serves as principal underwriter and distributor of the Fund. Citibank N.A., with principal officers located at 388 Greenwich Street, New York, NY serves as custodian and transfer agent, while Cohen & Company, Ltd., located at 324 North Water Street, Suite 830, Milwaukee, WI provides accounting services.

THE PROXY

The Board of Trustees solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted for approval of the Proposed Advisory Agreement and at the discretion of the holders of the proxy on any other matter that may come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, there were [       ] shares of beneficial interest of the Fund issued and outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal I. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of Proposal I. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the meeting, but they are not affirmative votes for any proposal. As a result, with respect to approval of the Proposal I, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

Security Ownership of Management AND Certain Beneficial Owners

To the best knowledge of the Trust, there were no Trustees or officers of the Trust who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

BENEFICIAL OWNER INFORMATION

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval. The table below provides information on beneficial owners of the Fund.

Name and Address	Number and Class of Shares	Percentage of the Fund	Percentage of the Class

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.

CONTROL PERSON

As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Name and Address	Number and Class of Shares	Percentage of the Fund	Percentage of the Class

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities & Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Any shareholder proposal should be sent to Brad Rundbaken, Secretary, Collaborative Fund Series Trust, 500 Damonte Ranch Parkway Building 700, Unit 700, Reno, NV 89521.

COST OF SOLICITATION

The Board of Trustees is making this solicitation of proxies. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies will be borne by the Fund’s administrator. It is expected that such expenses will be approximately $8,000. In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and Rareview will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and Rareview may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Trust’s Board of Trustees know of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-800-869-1679, or write the Trust at 500 Damonte Ranch Parkway, Building 700, Reno, NV 89521.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on [    ], 2024

BY ORDER OF THE BOARD OF TRUSTEES

Brad Rundbaken, Secretary

Dated: [   ], 2024

If you have any questions before you vote, please call 1-800-869-1679. Representatives are available Monday through Friday 9 a.m. to 5 p.m., Eastern Time to answer your questions about the proxy material or about how to how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

Please date and sign the enclosed proxy and return it promptly in the enclosed reply envelope OR fax YOUR PROXY CARD to THE NUMBER LISTED ON YOUR PROXY CARD.

Exhibit A

[new subadvisory agreement]

A-1